Exhibit 99.1
Contact:
RC2 Investor Relations
630-573-7300
TOMY Company, Ltd. Agrees to Acquire RC2 Corporation
for US$27.90 per Share in Cash
•	US$640 million transaction strengthens global reach

•	Leverages complementary global distribution networks

•	Expands brand portfolio and strengthens product development capabilities
Japan, March 11, 2011 / U.S.A., March 10, 2011 — TOMY COMPANY, LTD. (Tokyo Stock Exchange, First Section: 7867) (“Tomy”), a Japan based leading global toy and infant products company and RC2 Corporation (NASDAQ: RCRC) (“RC2”), a U.S. based leading designer, producer and marketer of a broad range of innovative, high-quality toys and infant products, today announced that they have entered into a definitive agreement pursuant to which Tomy will acquire RC2 through an all-cash tender offer and second-step merger valued at approximately US$640 million.
The transaction was approved by the Board of Directors of Tomy. RC2’s Board of Directors has also approved the agreement and recommended that RC2’s stockholders tender their shares to Tomy pursuant to the offer. Tomy, through a U.S. subsidiary, will make an offer to purchase all outstanding shares of RC2 common stock for US$27.90 per share. The tender offer price represents a 30.9% premium to RC2’s average closing stock price over the three-month period ended March 9, 2011, and a 27.2% premium over the closing price of RC2’s common stock on March 9, 2011. The tender offer is scheduled to commence in 10 business days and is expected to close during the second quarter of 2011. The tender offer is subject to certain customary conditions, including the tender of a majority of the outstanding shares of RC2’s common stock on a fully-diluted basis. The transaction is not conditioned on financing. Following completion of the tender offer, Tomy will acquire the remaining outstanding shares of RC2’s common stock for US$27.90 per share through a second-step merger.
The transaction will strengthen both companies and create a global platform to drive further growth from existing owned and licensed brands as well as launch new global brands and product lines, ultimately delivering significant benefits to consumers, customers and employees. The combined companies will benefit from a more diversified product portfolio, greater leverage of Tomy’s extensive R&D, sourcing and manufacturing network and greater access to the U.S. and Japan, two of the world’s largest toy and juvenile product markets. RC2’s brands will continue to be managed by the current leadership team who are expected to drive future development of the business.
Kantaro Tomiyama, President & CEO of Tomy commented, “This merger further enables Tomy to move towards our goal of increasing our global profile adding significant additional business in North America and Europe, creating a stronger global platform for future growth. We have known and admired RC2’s excellent team and their achievements over their 22-year history, and look forward to their contribution to our combined group. The operational fit and future growth prospects make this an excellent transaction for our customers, employees and shareholders.”
Curt Stoelting, Chief Executive Officer of RC2, added, “This is an exciting day for all of us at RC2 and we couldn’t be more pleased to be joining forces with the team at Tomy. First and foremost, I would like to thank our talented management and team members, our licensing partners, our customers, and our loyal consumers who have helped build RC2 into a leading mother, infant, toddler, preschool, youth and adult products company. Our management team together with Tomy’s looks forward to expanding our existing product lines, developing additional new brands and product categories and increasing our global reach to better serve our licensing partners, customers and consumers.”
RC2’s mother, infant, toddler and preschool products are primarily marketed under its Learning Curve® family of brands, which includes The First Years®, Lamaze® and JJ Cole® Collections brands, as well as popular and classic licensed properties such as Thomas & Friends, Bob the Builder, Special Agent Oso, Chuggington, Dinosaur Train, John Deere, Disney’s Winnie the Pooh, Princesses, Cars, Fairies and Toy Story, Ziploc and other well-known properties. RC2 markets its youth and adult products primarily under the Johnny Lightning® and Ertl® brands. RC2 reaches its target consumers through multiple channels of distribution throughout North America, Europe, Australia, Asia Pacific and South America.
Tomy is Japan’s largest global toy and children’s merchandise company with 25 subsidiaries and affiliated companies worldwide. This transaction is consistent with Tomy’s strategic roadmap revealed in 2008 targeting re-engineering and globalization as keys for success during the period of FY2009 through FY2012. Acquiring RC2 allows Tomy to better leverage its leading position in Japan by expanding globally and increasing its geographic diversification. Tomy is already among the top five traditional toy companies in the world and has gained prominence in the U.S. toy market since the 1970s with the establishment of Tomy Corporation in 1973. RC2’s market-leading position will not only complement and strengthen Tomy’s existing U.S. business, but will also form one of the strategic pillars of Tomy’s global business platform.
Under the terms of the merger agreement, RC2 may solicit acquisition proposals from third parties for a period of 30 calendar days continuing through April 9, 2011, subject to extension for an additional 15 calendar days in limited circumstances. It is not anticipated that any developments will be disclosed with regard to this process unless RC2’s Board of Directors decides to accept a superior proposal or to require Tomy to extend the offer in connection with a potential superior proposal in the limited circumstances provided in the merger agreement. The merger agreement provides Tomy with a customary right to match a superior proposal. There are no guarantees that this process will result in an alternative transaction.
BofA Merrill Lynch is acting as exclusive financial adviser to Tomy, while Skadden, Arps, Slate, Meagher & Flom LLP and Nishimura & Asahi are acting as legal advisers for Tomy with regard to the transaction. Robert W. Baird & Co. is acting as exclusive financial adviser to RC2 and Reinhart Boerner Van Deuren s.c. is acting as its legal adviser.
Important Information About the Tender Offer
This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of RC2. The tender offer described herein has not yet been commenced. At the time the tender offer is commenced, Tomy will file a tender offer statement on a Schedule TO with the Securities and Exchange Commission (the “SEC”), and RC2 will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information about the tender offer and proposed merger that should be read carefully before any decision is made with respect to the tender offer. RC2’s stockholders can obtain all of these documents (and all other offer documents filed with the SEC) when they are filed and become available free of charge from the SEC’s website at www.sec.gov. In addition, free copies of the tender offer statement and related material may be obtained, when they become available at Tomy’s website at www.takaratomy.co.jp/company/release/ir/index.html; and the solicitation/recommendation statement, and related materials may be obtained, when available, without charge, by directing a request to 1111 West 22nd Street, Suite 320, Oak Brook, Illinois 60523, or on RC2’s corporate website at www.rc2.com.

Forward Looking Statements
Certain statements contained in this press release about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the tender offer or the merger due to the failure to satisfy the conditions in the merger agreement, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. RC2 has provided additional information regarding risks associated with the business in its Annual Report on Form 10-K for the year ended December 31, 2010 as well as other filings with the SEC, available for viewing on RC2’s website at www.rc2.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date of this press release and neither Tomy nor RC2 assumes any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.